Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Carpenter Technology Corporation of our report dated September 4, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Carpenter Technology Corporation’s Annual Report on Form 10-K for the year ended June 30, 2020.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

January 29, 2021